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                                                                   EXHIBIT 21.1

                      SUBSIDIARIES OF SL GREEN REALTY CORP.



         SL Green Operating Partnership, L.P. (a Delaware limited partnership)

         S.L. Green Management Corp. (a New York corporation)

         S.L. Green Leasing, Inc. (a New York corporation)

         Emerald City Construction Corp. (a New York corporation)

         S.L. Green Management LLC (a Delaware limited liability company)

         SLG Graybar LLC (a New York limited liability company)

         SLG Graybar 2 LLC (a New York limited liability company)

         SLG 17 Battery LLC (a New York limited liability company)